Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner
c/o N.A. Property, Inc.
8000 Walton Parkway
New Albany, OH 43054

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	7/19/2021

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	5,000,000 (5)	D/I (2)	(2)

Common Stock	0	D/I (1)	(1)

Common Stock	0	I (4)	The Linden East Trust

Common Stock	0	I (3)	The Linden West Trust

Common Stock	0 (5)	I (3)	Wexner Personal Holdings Corporation

Common Stock	0	I (4)	The Beech Trust

Common Stock	0	I (4)	Linden East II trust

Common Stock	0	I (4)	Linden West II trust

Common Stock	0	I (4)	Pine Trust

Common Stock	0	I (4)	Willow Trust

Common Stock	0	I (4)	Cedar Trust

Common Stock	0	I (4)	Rose Trust

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner
c/o N.A. Property, Inc.
8000 Walton Parkway
New Albany, OH 43054

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	7/19/2021

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Reflects transfer from Wexner Personal Holdings Corporation of 4,892,608 shares to Mr. Wexner on June 28, 2021 (exempt pursuant to Rule 16a-13).

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

This Form does not report the shares of Common Stock owned by The Wexner Family Charitable Fund (for which each of Mr. and Mrs. Wexner serve as a director) because Mr. and Mrs. Wexner do not have a pecuniary interest in such shares, as the charitable fund is a tax exempt organization pursuant to IRC Section 501(c)(3).

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o N.A. Property, Inc.
8000 Walton Parkway
New Albany, OH 43054

Relationship of Joint Filer to Issuer:	Other (10% Owner related)

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	7/19/2021

Designated Filer:	Leslie H. Wexner

Signature:

/s/ Abigail S. Wexner
Abigail S. Wexner

July 20, 2021
Date